UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 17, 2004

Date of Report (Date of Earliest Event Reported)

HELIX TECHNOLOGY CORPORATION
(Exact name of registrant as specified in its charter)

Delaware
(State or Other Jurisdiction of Incorporation)
0-6866	04-2423640
(Commission File Number)	(I.R.S. Employer Identification No.)

Mansfield Corporate Center
Nine Hampshire Street
Mansfield, Massachusetts	02048-9171
(Address of Principal Executive Offices)	(Zip Code)

(508) 337-5500
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

HELIX TECHNOLOGY CORPORATION

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On November 17, 2004, Helix Technology Corporation (the "Company") announced that, effective January 1, 2005, the Company's current President and Chief Executive Officer, Robert J. Lepofsky, will retire as President and Chief Executive Officer of the Company, and will become the non-executive Chairman of the Board of Directors of the Company succeeding Marvin G. Schorr, who will remain a director of the Company. Effective January 1, 2005, the Company's current Executive Vice President and Chief Operating Officer, James Gentilcore, will become President and Chief Executive Officer and a member of the Company's Board of Directors. For information about Mr. Gentilcore, see the Company's press release dated November 17, 2004, which is filed herewith as Exhibit 99.1 and incorporated by reference herein.

Mr. Gentilcore, 52, is not expected to be elected to any of the committees of the Board of Directors. On December 9, 2002, Mr. Gentilcore entered into an employment agreement with the Company in his capacity as Executive Vice President and Chief Operating Officer. The Company expects that it will enter into a new employment agreement or an amendment to the existing agreement in connection with Mr. Gentilcore assuming the duties of President and Chief Executive Officer, the terms of which have not been determined.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

99.1 Press Release dated November 17, 2004, announcing the Company's Management Transition Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 17, 2004	By: /s/ Jay Zager

Jay Zager
Senior Vice President and
Chief Financial Officer

HELIX TECHNOLOGY CORPORATION

EXHIBIT INDEX
Exhibit
Number	Description of Exhibit

99.1	Press Release dated November 17, 2004, announcing the Company's Management Transition Plan. Filed herewith.

Exhibit 99.1

NEWS RELEASE

November 17, 2004
Contact: Beverly L. Couturier
(508) 337-5111

HELIX TECHNOLOGY CORPORATION ANNOUNCES MANAGEMENT TRANSITION PLAN

Mansfield, Massachusetts... Helix Technology Corporation (Nasdaq: HELX) today announced a management transition plan in anticipation of the planned retirement at year-end of President and Chief Executive Officer, Robert J. Lepofsky. Effective January 1, 2005, James Gentilcore will become President, Chief Executive Officer and a member of the Board of Directors. At that time, Mr. Lepofsky will become the non-executive Chairman of the Board succeeding Marvin G. Schorr, who will remain a Director of Helix.

Mr. Gentilcore, 52, joined the Company in 2002 as Executive Vice President and Chief Operating Officer. Prior to joining Helix, Mr. Gentilcore was Chief Operating Officer of Advanced Energy Industries, Inc. Earlier he served as Corporate Vice President of Marketing at MKS Instruments, Inc. Before joining MKS, Mr. Gentilcore worked at Helix for several years after being with Air Products and Chemicals, Inc., in a number of senior business management positions. Mr. Gentilcore completed his undergraduate studies at Drexel University and earned his Masters degree at Lehigh University.

Commenting on Mr. Gentilcore's appointment, current Helix President and Chief Executive Officer, Robert J. Lepofsky, said, "Jim is well prepared to take over the leadership of Helix at this time. He has played an important role in crafting our future growth strategy and the timing is now right for this transition. I look forward to working with Jim and the Helix Board in my new position as non-executive Chairman succeeding Dr. Schorr, who has so ably held that position for the past eight years."

Helix Technology Corporation is a global leader in the development and application of innovative solutions in the field of vacuum technology. Our CTI-Cryogenics and Granville-Phillips product offerings provide a broad range of components and subsystems that are key to the manufacture of semiconductors, flat panel displays and data storage devices. In addition, our highly regarded Global Support activity provides critical ongoing operational support services to semiconductor device producers throughout the world.